                    STRATEGIC ALLIANCE & MARKETING AGREEMENT

This Agreement (AGREEMENT) is entered into as of July 24, 2000 (the EFFECTIVE
DATE), by and between RCI, Inc., a Delaware corporation having offices located at 725 Concord Avenue, Concord, MA 02138 (RCI) and Asiasmart Pte Ltd, a company incorporated in Singapore having offices located at #08-05 Singapore Post Center, 10 Eunos Road 8, Singapore 408600 (ASMT).

                                   BACKGROUND

    WHEREAS, RCI provides business-to-business electronic commerce services on an intranet basis to businesses and not-for-profit institutions ("Customers") who typically have intensive knowledge requirements and make high-volume purchases on a subscription basis;

    WHEREAS, ASMT is an on-line internet provider of consumer interest magazines in Asia; and

    WHEREAS, RCI and ASMT recognize that leveraging RCI's catalog, order process and operations expertise via its ASMT sales, marketing and distribution channels presents a significant and mutually-beneficial opportunity to both RCI and ASMT (the "Parties")

    NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, ASMT and RCI agree as follows:

                                    AGREEMENT

In consideration of the premises and mutual covenants set forth below, RCI and ASMT agree as follows:

1.   DEFINITIONS

1.1. DEFINED TERMS. For purposes of this Agreement, the following terms have the respective meanings set forth below:


     ASMT CATALOG means the catalog from which ASMT Customers can purchase, directly from ASMT, ASMT Titles as well as Knowledge Products (Phase II only), and that bears the ASMT logo and trademark.

     ASMT CHANNELS means all legal Internet distribution channels throughout the Territory that ASMT customarily uses for ASMT Services during the Term of this Agreement.

     ASMT CUSTOMER means any person or entity that orders Knowledge Products using the ASMT Web-Site(s) and services, but excluding any person or entity that is already an RCI customer at the time of such order.

     ASMT SERVICES means services offered by ASMT including filling the gaps of library serials collections, locating, ordering, receiving, inspecting, collating, filling, administering and shipping all Orders.

     ASMT SITE means the web site and pages that a user's web browser will generate as a result of requesting URLs in the "ASMT" Internet domain.

     ASMT TITLES means any magazines, subscriptions, serials, books or other publications listed in the ASMT Catalog, excluding Knowledge Products for purposes of Phase I, and including Knowledge Products for purposes of Phase II.

     DEVELOPMENT means the Phase II integration whereby the RCI Catalog will be integrated into the ASMT Catalog by a mutually agreeable manner and means so as to permit ASMT Customers to access and order Knowledge Products from ASMT at the ASMT Site.

     GUARANTEED LOWEST PRICE means the lowest price authorized by the publisher of any given RCI Title available to the general public on the Internet in the Territory.

     GROSS MARGIN means the aggregate gross sale amount received by RCI from ASMT Customers for all Orders, ***1/.

     HTML means hypertext mark-up language.

     INITIAL ORDER means any new order for a Knowledge Product placed by an ASMT Customer arising out of having accessed the RCI Catalog (Phase I) or the ASMT Catalog (Phase II) through or at the ASMT Site.

     INTELLECTUAL PROPERTY means the respective patents, trade secrets, copyrights, trademarks, industrial designs and other intellectual property of the Parties, including without limitation the RCI Trademarks, the ASMT Trademarks, related sales material, RCI Titles, and any such Intellectual Property contained in the RCI kStore Site and the RCI Site.

     INTERNET means the global information system that (i) is logically linked together by a globally unique address space based on the internet protocol (IP) or its subsequent extension and/or follow-ons; (ii) is able to support communications using the Transmission Control Protocol/Internet Protocol (TCP/IP) suite or its subsequent extensions/follow-ons, and/or other IP-compatible protocols; and (iii) provides, uses or makes publicly accessible, high level services layered on the communications and related infrastructure described herein.

     KNOWLEDGE PRODUCTS means any magazines, books, journals, subscriptions, serials, market research reports, or other publications, embodied in paper or electronic media, that are identified in any and all RCI Catalogs.

     ORDER means individually or collectively, any Initial Order(s) and/or Renewal Order(s) issued by an ASMT Customer to ASMT during the Term of this Agreement, via a direct linkage to the ASMT Web-Site.

     RCI CATALOG means the list of RCI Titles, as updated from time to time by RCI but excluding any third party catalog(s) and/or associated content that RCI may, from time to time, make available pursuant to a separate agreement between RCI and any such third party.

     RCI kSTORE SITE means, for purposes of this Agreement, the web site location prepared by RCI through which ASMT Customers may, during Phase I, obtain access through the ASMT Site to view the listing Knowledge Products, and through which ASMT will, during both Phase I and Phase II, be permitted to place orders and pay for Knowledge Product subscription purchases on-line based upon Orders received by ASMT.

     RCI SITE means (1) the web site and pages that a user's web browser will generate as a result of requesting URLs in the "RCI" Internet domain, other than such pages intended for testing, development, or other internal purposes; and (2) any web pages or sites that are replacements for such web pages or site.

     RCI TITLE means any Knowledge Products listed in RCI's then-current catalog appearing on the RCI kStore Site.

     RENEWAL ORDER means the renewal of an Initial Order.

     TERM means the period beginning on the Effective Date and ending upon expiration or termination of this Agreement, as set forth in Section 7.1 hereto.

---------------------
     1/ Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

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     TERRITORY means anywhere in the world.

     TRADEMARK means names, trademarks, services marks, trade names, labels, logos, designs or other designations and all goodwill associated therewith. The RCI Trademarks are set forth in Exhibit A (hereby incorporated by reference), as may be updated by RCI from time to time. The ASMT Trademarks are set forth in Exhibit B (hereby incorporated by reference), as may be updated by ASMT from time to time.

     URL means universal resource locator.


1.2. OTHER DEFINED TERMS. Each of the following terms have the meanings ascribed to it in the section set forth opposite such term:

         AGREEMENT                                   Preamble
         AUDITED PART                                Section 4.3
         AUDITING PARTY                              Section 4.3
         CONFIDENTIAL INFORMATION                    Section 6.1
         DISCLOSING PARTY                            Section 6.1
         EFFECTIVE DATE                              Preamble
         INDEMNITOR                                  Section 8.3(a)
         INDEMNITEES                                 Section 8.3(a)
         INITIAL TERM                                Section 7.1
         LOSSES                                      Section 8.3(a)
         OBJECTIVES                                  Section 2.2
         QUARTERLY STATEMENT                         Section 4.2

2.       PHASE I AND PHASE II

         PHASE I requires that a simple hyperlink be established between the RCI Site and the ASMT Site. RCI will provide ASMT with a URL in connection with which ASMT shall be responsible for creating the HTML to link the RCI Site with the ASMT Site in a way that will permit potential ASMT Customers to click a designated location on the ASMT Site and enter the RCI Site for view-only access (i.e. no electronic ordering capability from RCI) to the RCI Catalog and associated RCI Titles. Customers will be able to order Knowledge Products only from ASMT, and on the basis set forth herein. Any Knowledge Products ordered by ASMT Customers from ASMT would be ordered and paid for by ASMT from RCI.

         PHASE II will involve integration of the RCI Catalog within the ASMT Catalog such that the RCI Titles will be included with the ASMT Titles in the ASMT Catalog and co-branded under ASMT and RCI's logos and trademarks. ASMT Customers will be able to order Knowledge Products only from ASMT, and on the basis set forth herein. Any Knowledge Products ordered by ASMT Customers from ASMT would be ordered and paid for by ASMT from RCI through the ASMT kStore Site.

2.1. RCI'S RESPONSIBILITIES:

     a. PHASES I AND II

     (i) ACCOUNT EXECUTIVE: RCI will assign an account executive to act as a contact person for all issues with respect to both Phases.

     (ii) ASMT kSTORE SITE. RCI will provide ASMT with RCI's standard kStore Site installation and set-up package, assistance in tailoring the kStore Site to accommodate ASMT's name and logo, and any mutually agreeable specialized customization for the ASMT kStore Site beyond the standard installation, all at RCI's then-current and applicable rates

     (iii) ORDER PROCESSING: RCI will process and fulfill all Orders issued to RCI by ASMT, PROVIDED THAT they are in accordance with the requirements of
Section 5.1 a. All customer service issues with respect to such Orders shall be deemed to be between RCI and ASMT alone, and not between RCI and any ASMT Customers. However, RCI nonetheless reserves the right, and shall be entitled but not be obligated, to deal with any and all customer service issues directly with the ASMT Customers.

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     (iv) PUBLISHER'S POLICIES: RCI will honor the policy regarding cancellations and refunds provided by the publisher of the applicable Knowledge Product, PROVIDED THAT RCI reserves its right to change its policy regarding refunds and cancellations at any time, PROVIDED THAT such change shall not be inconsistent with the relevant publisher's policy, if applicable.

     (v) TITLE SEARCHES: RCI will perform title searches on whatever basis is RCI's usual and customary practice for doing so, for purposes of identifying potential new additions to the RCI Catalog. RCI will consider all requests made by ASMT to add any particular product or title to the RCI Catalog and will use reasonable efforts to respond to such requests promptly. However RCI shall be entitled to deny any requests as well as suppress any titles which are not in line with RCIs' business strategy. Accordingly, from time to time during the Term, RCI may, at its sole discretion, make corrections, enhancements, revisions, updates, upgrades and other changes to the RCI Catalog unrelated to any requests by ASMT or ASMT Customers.

     (vi) PARTNER: RCI shall be entitled to identify ASMT as a partner on RCI's Site and include ASMT in appropriate and mutually agreeable marketing material and collateral with ASMT's prior written consent, such consent not to be unreasonably withheld.

     (vii) EXPENSES. RCI shall be responsible for the costs it incurs and its own expenses in performing its obligations during both Phases, except as specified in subparagraph (ii) above.

     b. PHASE II ONLY

     RCI TITLES. RCI will provide ASMT with its then-current RCI Catalog, and will grant ASMT royalty-free personal and non-transferable licenses pursuant to the provisions of Section 3 below.

2.2.  ASMT'S RESPONSIBILITIES:

     a. PHASE I ONLY

     (i) It will be ASMT's responsibility alone to create the HTML necessary to permit potential ASMT Customers to click on the RCI URL locator (i.e. an RCI-branded button) on the ASMT Site and thereby obtain access to the RCI Site for purposes of viewing the RCI Catalog and associated RCI Titles.

     (ii) ASMT shall ensure that the RCI-branded button is at a location on the ASMT Site that is best suited for and consistent with ASMT's obligations to market, promote and sell RCI Title subscriptions on a best efforts basis.


     b.  PHASES I AND II

     (i) ACCOUNT EXECUTIVE: ASMT will assign an account executive to act as a contact person for all issues with respect to both Phases.

     (ii) ASMT kSTORE: ASMT shall have the ASMT kStore fully operational on the ASMT Site and the RCI Catalog fully accessible on the ASMT Site by potential ASMT Customers within ninety (90) days after RCI has performed its obligations pursuant to subparagraph 2.1 a.(ii) above.

     (iii) CO-BRANDED SITE: ASMT agrees that RCI shall have no responsibility, and that ASMT would have exclusive responsibility, for developing, implementing and maintaining any customized and co-branded kStore site in accordance with specific requirements to be agreed upon between the Parties.

     (iv) ASMT CATALOG. Subject to the terms and conditions of this Agreement, ASMT shall ensure on a best efforts basis that the RCI Catalog on the ASMT Site is continually updated to reflect the then-most current edition of the RCI Catalog. However, RCI shall always be entitled to require that ASMT modify the RCI Catalog accessed through the ASMT Site to delete certain offerings for whatever reason, including but not limited to, changing business strategies for any segment(s) of the Territory, expiration, termination, or modification of RCI's agreements with publishers and distributors of the RCI Titles. ASMT shall not be entitled to add to (without RCI's prior permission), but may delete (without RCI's permission), any RCI Title from the ASMT Catalog, for legal, cultural, business or customer request reasons. In addition, RCI shall be entitled to add additional titles to the RCI Catalog at any time, as well as require that such titles be added to the ASMT Catalog as well.

     (v) MARKETING, SALES & DISTRIBUTION. During the Term of this Agreement, ASMT agrees to use its best efforts to market, promote and sell RCI Title subscriptions throughout the Territory to ASMT Customers through ASMT Channels, and at all times in accordance with the provisions of this Agreement, including but not limited to Section 3 below. ASMT shall not, nor permit any of its resellers, distributors or any other entities in any way affiliated with ASMT to, place or accept any Orders other than with or on behalf of ASMT respectively. While ASMT shall be free to set its own prices with respect to the prices it will charge for RCI Title subscriptions purchased by ASMT Customers, both parties acknowledge and agree that offering to sell such subscriptions at the Guaranteed Lowest Price will provide the best opportunity to sell the maximum amount of RCI Title subscriptions at any point in time during this Agreement.

     (vi) KNOWLEDGE PRODUCT ORDERS: ASMT shall fill all Orders placed by
ASMT Customers for Knowledge Products by Issuing corresponding ASMT purchase orders to RCI. All ASMT purchase orders must comply with the requirements of
Section 4.1 a, and ASMT alone shall be responsible for shipping, and delivering (including the procurement of any export licenses or the like required in order to effectuate delivery) all Knowledge Products ordered by ASMT once RCI has sent the Knowledge Products to an ASMT-designated location in San Francisco, California, F.O.B. Cambridge, Massachusetts.

     (vii) DISCLAIMER: The ASMT Site must at all times during the Term of this Agreement, contain a prominent disclaimer (immediately adjacent to the RCI-branded button in Phase I for as long as access to the RCI Titles will be through the RCI Catalog as opposed to the ASMT Catalog), stating without qualification that ASMT is not in any way affiliated with RCI and in connection with which ASMT is providing the link to the RCI Site (for Phase I).

     (viii) PARTNER: If and to the extent requested by RCI, ASMT agrees to identify RCI on the ASMT Site as a strategic business partner and in as prominent a manner and location as ASMT identifies any other strategic partners on its web site PROVIDED, HOWEVER, that the manner, means, content and style of each such identification has been pre-approved by RCI.

     (ix) PUBLISHER'S POLICIES: ASMT will honor RCI's policy regarding cancellations and refunds with respect to cancellation of any RCI Title subscriptions, and agrees to make prompt refunds to ASMT Customers in accordance with RCI's then-current policy in that regard.

     (x) EXPENSES. ASMT shall be responsible for the costs it incurs and its own expenses in performing its obligations in accordance with this Agreement during both Phases, in addition to those arising out of subparagraph 2.1 a(ii) above.

3. LICENSES & INTELLECTUAL PROPERTY

3.1. LICENSES TO ASMT. Subject to the terms set forth herein, RCI hereby grants to ASMT a non-exclusive, non-assignable right and license (excluding the right to grant any sublicenses) to:

      (i) use the RCI Catalog in the Territory for the sole and limited purpose of (a) marketing, promoting and offering for sale, RCI Title subscriptions to ASMT Customers throughout the Territory using ASMT Channels;
(b) accepting Orders for RCI Title subscriptions from ASMT Customers; and (c) maintaining the database containing information regarding such Orders which must, at a minimum, set forth the ASMT Customer name, address, ASMT subscription number, and whatever other information is reasonably required by RCI; and

      (ii) use the RCI Trademarks in the Territory for the sole and limited purpose of marketing, promoting and offering for sale the RCI Title subscriptions in accordance with the requirements of this Agreement, and with the further proviso and requirements that any and all such uses of the RCI Trademarks shall be in full compliance with RCI's Trademark guideline as well any other requirements which RCI may reasonably impose from time to time, provided that ASMT is notified of such requirements.

3.2. VISITATION: Upon reasonable notice from RCI in each applicable case, ASMT shall permit RCI to visit all locations on the Internet including Intranet and other internal networks where ASMT is conducting such activities using any RCI Trademarks to ensure that it/they is/are being used in full compliance with the specifications and requirements provided by RCI from time to time. It is understood that, under certain circumstances, ASMT may need the consent of third party(s) to effectuate the visitation by RCI and in such circumstances, RCI will work with ASMT to facilitate the review of the usage of the RCI Trademarks.

3.3. RESTRICTION ON USE OF CONFIDENTIAL INFORMATION. Nothing in this Section or this Agreement shall be deemed to grant either Party a license to use the other Party's Confidential Information (as defined below) beyond the limitations on such use set forth in Section 7 below.

3.4. INTELLECTUAL PROPERTY. Subject to the terms hereof, each Party shall inform the other Party of any changes in or additions to the informing Party's Trademarks, and shall amend either Exhibit A or Exhibit B accordingly. Subject to the foregoing provisions of this Agreement, each Party shall use commercially reasonable efforts as the case may be to correctly reference the other Party's Trademarks and other proprietary rights in any marketing, advertising, promotional materials, sales literature or publicity permitted hereunder, as required by law or as reasonably requested by the other Party. Each Party's Trademarks and Confidential Information (as defined below) shall remain the sole and exclusive property of such Party and the other Party shall have no rights thereto, except as otherwise expressly provided herein, and the goodwill associated therewith shall inure to the benefit of the owner of such Trademark. Upon any expiration or termination of this Agreement, the license to use the Trademarks shall terminate.

4.      PURCHASES, PAYMENTS AND AUDITS

4.1.    ORDERS FOR KNOWLEDGE PRODUCTS.

        a. PHASES I AND II. All Knowledge Products purchased by ASMT Customers shall be deemed to have been purchased directly from ASMT. On ASMT's receipt of any Order for Knowledge Products from ASMT Customers, ASMT shall promptly issue a corresponding Order to RCI for the same Knowledge Products identified in such order, which Order shall be in a form reasonably acceptable to RCI. At a minimum, such Order forms must specify the Titles being ordered, the quantity and duration of each Title subscription being purchased, the applicable ASMT Customer ID number (CID). RCI shall not be obligated to accept any Order that does not meet these requirements.

        b. PAYMENTS TO RCI. For both Phases, ASMT shall be responsible for all payments due for Knowledge Products purchased, and agrees to make all such payments to RCI promptly, without deduction or any manner of withholding, and regardless of whether ASMT has received the corresponding payment(s) from the ASMT Customer who purchased such Products. Payments shall be deemed due on ASMT's receipt of each invoice.

4.2.    PAYMENTS TO ASMT. Subject to the terms of this Agreement:

        a. RCI shall, on a quarterly basis, pay ASMT ***2/ of RCI's Gross Margin on all Initial Orders, and ***3/ of RCI's Gross Margin on all Renewal Orders. The Gross Margin is currently ***4/ on most transactions, but this is not guaranteed and may change.

        b. For every Order which RCI enters manually, ASMT will be charged a handling fee equivalent to ***5/ for each ASMT/RCI Title included in the Order; this amount will be deducted from any payments due ASMT under subparagraph a. above.

-----------------------------
      2/ Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

      3/ Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

      4/ Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

       5/ Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

4.3   PAYMENTS TO RCI. Subject to the terms and conditions of this Agreement:

      In partial consideration for the rights and license granted with respect to Phase I, ASMT agrees to pay RCI a one-time, non-refundable fee of ***6/. In lieu of such up-front payment and at ASMT's option, ASMT may elect to have RCI instead deduct the total amount from any payments due ASMT per Section
4.2 above.

4.4. QUARTERLY STATEMENTS. Within thirty (30) days after the end of each calendar quarter after the Effective Date and for as long as any amounts are due in accordance with this Section 4, RCI shall submit a formal quarterly statement to ASMT that sets forth the Gross Margin received by RCI during the relevant quarter and the quarterly payment due to ASMT calculated in accordance with
Section 4.2 above, and any handling fees that will be deducted to that quarterly payment.

4.5. AUDITS. During the Term of this Agreement and for one (1) year thereafter, each Party (for purposes of this Section 4. only, the "Auditing Party") shall have the right, not more than once in any twelve (12)-month period, to have the relevant books and records of the other Party (the "Audited Party") for the other Party's immediately preceding financial year audited by an independent certified public accountant chosen by the Auditing Party, for the sole purpose of ascertaining the accuracy of the Audited Party's reports under this Agreement. Each Party shall maintain accurate books and records relating to such matters. Such audits shall be scheduled within thirty (30) days following delivery of a notice by the Auditing Party to the Audited Party, and conducted during normal business hours, in a manner that does not unreasonably interfere with the Audited Party's normal business activities. The Auditing Party shall require the auditor to execute a confidentiality agreement, acceptable to the Audited Party, which shall prohibit the auditor from disclosing any information ascertained from the audit to any Party, including the Auditing Party. The auditor will be permitted solely to confirm the accuracy of the Audited Party's reports or to advise the Auditing Party of any discrepancies limited to any monetary amount(s) discovered through the audit. In the event that any audit determines that the reported payments paid to the Auditing Party under this Agreement was less than the amount due to the Auditing Party, the Audited Party shall promptly pay the Auditing Party the amount of such underpayment and all accrued interest thereon at the rate of 1.5% per annum from the date that such payment was due. In addition, if any audit determines that the reported payments paid to the Auditing Party under this Agreement was less than ***7/ of the actual amount due to the Auditing Party for the period in question, the actual out-of-pocket cost of such audit shall be borne by the Audited Party; otherwise, the cost of the audit shall be borne by the Auditing Party.

4.6. TAXES. All taxes and charges, other than income taxes, that may be imposed by any governmental taxing authority on any sales pursuant to this Agreement shall be paid by the Party assessed such taxes or charges.

5.   REPRESENTATIONS AND WARRANTIES

5.1. AUTHORIZATION. Each Party hereby represents and warrants to the other that:
(a) it has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly authorized, executed and delivered by such Party, constitutes the legal, valid and binding

-----------------------
                    (footnote continued from previous page)

       6/ Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

       7/ Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

obligations of such Party and is enforceable against such Party in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws of general applicability governing the enforcement of the rights of creditors or by the general principles of equity (regardless of whether considered in a proceeding at law or in equity); and (c) to the best of its knowledge, it has provided the other Party with the information known to it that materially affects the other Party's ability to perform the other Party's obligations under this Agreement.

5.2. NON-INFRINGEMENT. Each Party hereby represents and warrants to the other Party that (i) it will not provide any Intellectual Property to the other Party which it knows or reasonably believes infringes upon or violate the intellectual property rights or any other rights of any third party or violate any applicable law or regulation; (ii) it has not been charged or threatened with infringement or violation of any intellectual property right or any other rights of any person or entity in connection with the Intellectual Property to be provided to the other Party hereunder; (iii) the Intellectual Property and other information provided by each Party (including without limitation, the RCI Title, the RCI ASMT kStore Site, the RCI Link File, the ASMT Link File, and each Party's Trademarks) to the other Party will not knowingly contain any defects, viruses, worms, date bombs, time bombs, or other code that will or could damage, interrupt, or interfere with any software or data of the other Party.

5.3. INDEMNIFICATION. Each Party hereby warrants and represents to the other Party that it is entitled to enter into and perform this Agreement, free of any claims of any third party(s). In the event of any breach by either Party (the "Indemnifying Party") of this warranty, whether or not with full knowledge or intent, the Indemnifying Party agrees to indemnify and hereby holds the other Party (the "Indemnified Party") harmless from and against any and all liability, costs, expenses and damages, however characterized, incurred by the Indemnified Party and/or otherwise arising out of each and any such breach.

5.4. THIRD PARTY RIGHTS. Each Party represents and warrants to the other Party that: (a) it is not bound by any agreement or obligation (and will not enter into any agreement or obligation) that could materially interfere with the performance of its obligations under this Agreement; and (b) no approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement. ASMT represents that it has entered into an agreement with ***8/ who provides popular titles to ASMT, but ASMT's performance of its obligations under that agreement will not materially interfere with the performance of its obligations under this Agreement

5.5. DISCLAIMER. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS SECTION 5, EACH PARTY DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE PRODUCTS AND SERVICES CONTEMPLATED UNDER THIS AGREEMENT, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE.

6.   CONFIDENTIALITY

6.1. CONFIDENTIAL INFORMATION. "Confidential Information" means all financial, business, marketing, operations, technical, and economic information, whether tangible or intangible, that is disclosed by either Party (the "Disclosing Party") or any of Disclosing Party's suppliers, employees, contractors or customers to the other Party (the "Recipient Party"), if such information is disclosed (i) in writing or by way of any other media that is marked as "confidential" or "proprietary" information; (ii) orally or visually, provided that, such oral or visual disclosure is followed by written confirmation by the Disclosing Party within three (3) business days of such disclosure. Confidential Information shall also be deemed to include any information which by virtue of its very nature and/or the circumstances surrounding its disclosure to the Recipient Party, a reasonable person would consider it to be confidential, whether or not labeled as "confidential" or "proprietary" information. A. Confidential Information does not include any information or portion thereof that the Recipient Party can demonstrate by documented evidence (1) was known to the Recipient Party before receipt thereof under this Agreement; (2) is disclosed to the Recipient by a third person who has a right to make such disclosure without any obligation of confidentiality to the Disclosing Party;

--------------------------

    8/ Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

(3) is or becomes generally known in the trade or to the public without violation of this Agreement by the Recipient Party; (4) is independently developed by an employee, agent, or contractor of Recipient Party who neither had access to, nor in any way benefited from, the Disclosing Party's Confidential Information; or (5) is approved in writing by the Disclosing Party for release; and (B) only the specific information that meets the exclusions shall be excluded, and not any other information that happens to appear in proximity to such excluded portions (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion); and (C) Confidential Information includes summaries and other materials prepared by or on behalf of a Recipient Party that restate, summarize or otherwise use any Confidential Information of a Disclosing Party except to the extent that such summaries and other materials qualify for exclusion under this Section.

6.2. NONDISCLOSURE AND LIMITATIONS ON USE. Each Recipient agrees (a) to keep secret and maintain the Confidential Information as confidential and to hold the Confidential Information in trust for the exclusive benefit of the Disclosing Party; (b) to use or copy the Confidential Information solely to perform its obligations under this Agreement; (c) to segregate the Confidential Information from the Recipient Party's other information and from that of third Parties; (d) not to copy the Confidential Information unless reasonably necessary to perform services under this Agreement; (e) to notify promptly the Disclosing Party upon learning about any court order or other legal requirement that purports to compel disclosure of any Confidential Information and to cooperate with the Disclosing Party in the exercise of the Disclosing Party's right to protect the confidentiality of the Confidential Information before any tribunal or governmental agency; (f) not to disclose the Confidential Information to any person or entity not a Party to this Agreement other than such of Recipient's contractors, agents or employees who (i) have a need to know the Confidential Information for a purpose permitted hereunder; and (ii) are apprised of the confidential nature of the Confidential Information; and (g) subject to Section 8.3b, to return promptly to the Disclosing Party or to destroy, at the option of the Disclosing Party and at any time upon the Disclosing Party's request, any and all materials containing Confidential Information. Each Party shall (1) promptly notify the other Party of any actual or suspected unauthorized use or disclosure of the other Party's Confidential Information for a period of two years from the date of termination of this Agreement of which it has knowledge and will cooperate in the investigation of such unauthorized use or disclosure;
(2) be liable for breaches of confidentiality by its employees, contractors or agents; and (3) include the other Party's reasonable proprietary rights notices on any media or products embodying the other Party's Confidential Information, including partial copies thereof. Nothing contained herein shall prevent a Recipient Party from disclosing the Disclosing Party's Confidential Information to any tribunal or governmental agency, so long as the notice in this Section
6.2 is promptly given; provided that, such disclosure shall not alter the status of such information hereunder for all other purposes as Confidential Information unless and until such information is actually made public by the tribunal or agency.

6.3. PUBLICITY. Neither Party shall originate or cause to be issued any publicity or news release or otherwise make any public announcement or statements, written or oral, with respect to this Agreement or the terms hereof or the transactions contemplated hereby unless mutually agreed by the Parties in writing. RCI may, however, issue whatever manner of press release or publication it considers appropriate for purposes of announcing the execution of this Agreement. Each Party shall, however, be entitled to provide information to the extent required under securities laws or other applicable laws or regulations, or governmental or court order. Subject to the terms of this Agreement, neither Party shall use the name of the other Party or any adaptation thereof or any of such other Party's Trademarks in any advertising, promotional or sales literature, or in any other form of publicity without prior written consent

7.   TERM AND TERMINATION

7.1. TERM. This Agreement shall commence upon the Effective Date and, subject to early termination pursuant to Section 7.2, shall continue in effect until the third anniversary of the Effective Date (the "Initial Term") and shall be automatically renewed for successive one (1) year periods after the expiration of the Initial Term unless either Party provides the other Party with written notice of its intent not to renew this Agreement at least ninety (90) days prior to the expiration of the then current term.

7.2.     TERMINATION.

         a. Either Party may terminate this Agreement upon ninety (90) days' written notice to the other Party if the other Party breaches any of its material obligations under this Agreement and such breach remains unremedied for a period of 30 days after receipt of such notice. Any notice given pursuant to this Section 7.2 must set forth with specificity the alleged material obligations breached by the other Party.

         b. This Agreement shall terminate automatically, with no further action by either Party, if (i) a receiver is appointed for either Party or its property, (ii) either Party makes an assignment for the benefit of its creditors,

         (iii) any proceedings are commenced by, for or against either Party under any bankruptcy, insolvency or debtor's relief law for the purpose of seeking a reorganization of such Party's debts, and such proceeding is not dismissed within ninety (90) calendar days of its commencement, unless such period is extended by mutual written consent, or (iv) either Party is liquidated or dissolved.

         c. Either Party may terminate this Agreement for no cause on sixty (60) days prior written notice to the other Party.


7.3.     EFFECT OF TERMINATION.

         a. THEN-CURRENT ORDERS. Upon termination of this Agreement, and subject to the provisions of subparagraph c. (Other Obligations) below, all obligations of each Party shall terminate, provided, however, that (a) ASMT will continue to perform all obligations relating to pending Orders and (b) RCI shall provide ongoing customer service to ASMT Customers at no less a level of service than it provides to its other customers.

         b. CONFIDENTIAL INFORMATION. Promptly after all obligations to existing Customers are performed pursuant to clause (a) hereof, each Party shall return to the other Party or certify in writing to the other Party that it has destroyed all documents and other tangible items it or its employees or agents have received from the Disclosing Party which constitute Confidential Information of the Disclosing Party; PROVIDED, HOWEVER, that for twelve (12) months following termination of this Agreement RCI may retain information regarding Customers, solely for the purposes of fulfilling RCI's customer support obligations set forth herein.

         c. OTHER OBLIGATIONS. The provisions of Sections 4. (solely with respect to payment obligations accrued prior to termination); Section
         4.5 (Audit Rights), Section 5 (Representations and Warranties), Section 6 (Confidentiality), Section 7 (Term & Termination), Section 8 (Risk Allocation) and Section 9 (Miscellaneous) shall survive any expiration or termination of this Agreement.

7.4. TERMINATION/NON-RENEWAL RIGHTS. It is expressly understood and agreed that the rights of termination and non-renewal set forth in this Section 7 are final, and that the Parties have considered the possibility of such termination or non-renewal and the possibility of loss and damage resulting therefrom, in making expenditures pursuant to the performance of this Agreement. The Parties expressly agree that the notice periods in this Agreement are reasonable under the contemplated circumstances.

8.   RISK ALLOCATION

8.1. LIMITATION OF LIABILITY. TO THE EXTENT ENFORCEABLE AT LAW, AND EXCEPT WITH RESPECT TO EACH PARTY'S OBLIGATIONS UNDER SECTIONS 5 (REPRESENTATIONS AND WARRANTIES) 6 (CONFIDENTIALITY), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR DAMAGES OF ANY KIND (INCLUDING WITHOUT LIMITATION LOST PROFITS OR LOST REVENUES), WHETHER SUCH LIABILITY IS PREDICATED ON CONTRACT, STRICT LIABILITY, STATUTE, REGULATION, OR ANY OTHER THEORY. EACH PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY DIRECT DAMAGES ARISING OUT OF OR RELATING TO ITS PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, PROVIDED THAT THE TOTAL LIABILITY OF EITHER PARTY TO THE OTHER PARTY FOR DIRECT DAMAGES SHALL, WITH THE EXCEPTIONS NOTED WITHIN THIS PROVISION, BE LIMITED IN THE AGGREGATE TO, IN THE CASE OF RCI, THE AMOUNT PAID BY RCI TO ASMT UNDER THIS AGREEMENT AT THE TIME SUCH LIABILITY IS FINALLY DETERMINED; IN THE CASE OF ASMT, ITS LIABILITY FOR DIRECT DAMAGES SHALL, WITH THE SAME EXCEPTIONS, BE LIMITED IN THE AGGREGATE TO THE AMOUNT RECEIVED BY ASMT UNDER THIS AGREEMENT AT THE TIME SUCH LIABILITY IS FINALLY DETERMINED.

EACH PARTY ACKNOWLEDGES AND AGREES THAT THE FOREGOING LIMITATIONS OF LIABILITY ARE ALSO INTENDED TO LIMIT EACH PARTY'S LIABILITY TO ANY AND ALL THIRD PARTIES TO THE EXTENT PERMITTED AT LAW. HOWEVER, NOTHING CONTAINED IN THIS PROVISION OR THIS AGREEMENT IS INTENDED OR SHALL OTHERWISE OPERATE TO RESULT IN EITHER PARTY BEING RESPONSIBLE OR LIABLE TO ANY THIRD PARTY FOR ANY LIABILITY OR DAMAGES THAT WERE CAUSED BY OR WHICH ARE OTHERWISE ATTRIBUTABLE TO THE OTHER PARTY.

ACCORDINGLY, IN THE EVENT AND TO THE EXTENT THAT ANY SUIT, CLAIM OR ALLEGATION OF ANY KIND, NATURE OR DESCRIPTION IS BROUGHT AGAINST EITHER PARTY BY ANY THIRD PARTY, FOR DAMAGES (REGARDLESS OF HOW CHARACTERIZED) THAT WERE CAUSED BY OR ARE OTHERWISE ATTRIBUTABLE TO THE OTHER PARTY, THE PARTY CLAIMED AGAINST SHALL BE FREE TO IMPLEAD, JOIN, OR OTHERWISE CLAIM AGAINST THE OTHER PARTY WITH RESPECT TO SUCH THIRD PARTY CLAIM. TO THE EXTENT THAT THE PARTY ORIGINALLY CHARGED INCURS ANY MANNER OF EXPENSES IN CONNECTION WITH SUCH CLAIM OR ITS DEFENSE, THE OTHER PARTY SHALL BE OBLIGATED TO PROMPTLY REIMBURSE THE OTHER PARTY FOR ALL SUCH COSTS AND EXPENSES, AS WELL AS FOR ANY DAMAGES THAT MAY HAVE BEEN AWARDED AGAINST THAT PARTY, WITHOUT LIMIT.

8.2. INJUNCTIVE RELIEF. The Parties agree that the remedy at law for any breach of the provisions of Sections 3, 5, and/or 6 of this Agreement shall be inadequate and the non-breaching Party shall be entitled to injunctive relief in addition to any other remedies that may be available to the non-breaching Party.

9.   MISCELLANEOUS

9.1. INDEPENDENT CONTRACTORS. For all purposes of this Agreement, each Party shall be and act as an independent contractor or and not as a partner, joint venturer, employee or agent of the other. No franchise is created hereby. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any other contract, agreement or undertaking with any third Party except as specifically provided for herein. The Parties' use of the term "partner" or its equivalent is for marketing purposes only, and shall have no effect on the legal relationship between the Parties hereto.

9.2. FORCE MAJEURE. Neither Party shall be liable or responsible in any manner for failure or delay in performance of any obligation under this Agreement when such failure or delay is due to the result, in whole or in substantial part, to any cause beyond the reasonable control of the Party whose performance is delayed or rendered impossible thereby if reasonable steps are taken to resolve the reason for such failure or delay and the reason for such failure or delay is promptly transmitted to the other Party. If the delay exceeds ninety (90) days from the initial occurrence each Party shall have the right to terminate this agreement upon thirty (30) days prior written notice to the other Party.

9.3. ASSIGNMENT. This Agreement and the provisions hereof shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their successors and assigns. Neither Party may assign, transfer, or sublicense its rights or obligations under this Agreement without prior written consent of the other Party. Notwithstanding the foregoing or any other provision of this Agreement, (a) RCI shall have the right to assign this Agreement and any rights hereunder, without ASMT's consent, (i) in connection with any merger, consolidation or any sale of RCI'S business or of all or substantially all of RCI's assets or any other transaction in which more than fifty percent (50%) of RCI's voting securities are transferred, or (ii) to any subsidiary or affiliate of RCI (PROVIDED THAT RCI shall provide written notice to ASMT identifying such subsidiary or affiliate); and (b) ASMT shall have the right to assign this Agreement and any rights hereunder, without RCI's consent, (i) in connection with any merger, consolidation, any sale of all or substantially all of ASMT's business or assets or any other transaction in which more than fifty percent (50%) of ASMT's voting securities are transferred, or (ii) to any subsidiary or affiliate of ASMT (PROVIDED THAT ASMT shall provide written notice to RCI identifying such subsidiary or affiliate).

Neither Party may assign this Agreement to a direct competitor of the other Party as listed in the EXHIBIT C hereto.

9.4. NOTICES. Any notices, waivers and other communications required or permitted hereunder shall be in writing and shall be deemed to be fully given when delivered by hand or dispatched (with reasonable evidence of receipt) by confirmed facsimile transmission, or the next business day after being dispatched by internationally-recognized overnight courier or mail service, addressed to the Party to whom the notice is intended to be given at the following or such other address as either Party may designate by like notice:

RCI:     RCI, Inc.
                  15 Southwest Park
                  Westwood, MA
                  02090
                  Phone (617) 497-5800
                  Fax (617) 497-6825
                  Attn. Mr. Robert Rea, Business Development Manager

ASMT:    AsiaSmart Inc.

9.5. CONTACT PERSONS. Each Party shall designate a Partner Relations Manager to implement the obligations of each such Party hereunder and to be available to respond to inquiries during the normal business hours of such Party.

9.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with substantive laws of the Commonwealth of Massachusetts, without regard for any choice or conflict of law rule or principle that would result in the application of the substantive law of any other jurisdiction. Any dispute relating to or arising out of this Agreement shall be resolved by a federal or state court located in the Suffolk County in Boston, and each Party hereby submits to the exclusive jurisdiction of such court and explicitly waives any venue and inconvenient forum objections thereto. The prevailing Party shall be entitled to recover its costs and expenses (including reasonable attorneys' fees) from the other Party.

9.7. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

9.8. NO THIRD-PARTY BENEFICIARIES. No person(s) not a Party to this Agreement is an intended beneficiary of this Agreement, and no person(s) not a Party to this Agreement shall have any right to enforce any term of this Agreement.

9.9. WAIVER. No provision of this Agreement shall be deemed to have been waived unless the specific provision is expressly waived in writing signed by the waiving Party. No failure by any Party to insist upon the strict performance of any provision of this Agreement, or to exercise any right to remedy consequent upon a breach thereof, shall constitute a waiver of any other provision of this Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

9.10. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the Parties relating to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements on the same subject matter.

9.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

9.12. FURTHER ASSURANCES. Each Party covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, it will execute and deliver any further legal instruments and perform any acts which are or may become reasonably necessary to effectuate the purposes of this Agreement.

9.13. CAPTIONS. Titles and headings in this Agreement are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

9.14. AMENDMENTS. This Agreement may be modified or amended only by a document duly executed by authorized representatives of each Party.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative as of the date first written above.


ASIASMART                                    ROWECOM

By:    /S/ STEPHEN TAN                       By:    /S/ JEFFREY SANDS
   ---------------------------                   -----------------------------
Name:  Stephen Tan                           Name:  Jeffrey Sands

Title: Chief Executive Officer               Title: Vice President of Business
                                                    Development

                                    EXHIBIT A


                                 RCI TRADEMARKS

                                     kSTORE

                                    EXHIBIT B


                                 ASMT TRADEMARKS

                                    EXHIBIT C

                             RCI DIRECT COMPETITORS:


o   Blackwell Ltd.

o   Ebsco Industries, Inc.
o
o   FatBrain.com, Inc.
o
o   Wholly-owned subsidiaries of each of the above